EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-163516, 333-128615, 333-107555, 333-101569, 333-86595, 333-65721, 333-40697, and 333-34677 on Form S-8 of our reports dated March 31, 2011, relating to the consolidated financial statements of Pacific Sunwear of California, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended January 29, 2011.

/s/  DELOITTE & TOUCHE LLP
Costa Mesa, California
March 31, 2011